Exhibit 99.1

For Immediate Release

OVERSEAS SHIPHOLDING GROUP REPORTS FOURTH QUARTER AND FISCAL 2014 RESULTS

Highlights

-	Net income for the fourth quarter was $26.5 million, or $0.05 per diluted share. Adjusted for special items, fourth quarter net income was $22.1 million, or $0.04 per diluted share
-	Net loss for fiscal year 2014 was $152.2 million, or $0.65 per diluted share. Adjusted for special items, net loss for fiscal year 2014 was $61.8 million, or $0.26 per diluted share

New York – March 16, 2015 – Overseas Shipholding Group, Inc. (NYSE MKT: OSGB), a provider of oceangoing energy transportation services, today reported results for the fourth quarter of fiscal 2014 ended December 31, 2014.

For the quarter ended December 31, 2014, the Company reported time charter equivalent (TCE) revenues of $198.9 million, an increase of $5.0 million, or 3%, from $193.8 million in the comparable 2013 quarter. Net income for the quarter ended December 31, 2014 was $26.5 million, or $0.05 per diluted share, compared with a net loss of $447.3 million, or $14.67 per diluted share, in the same period in 2013. After adjusting for special items that increased net income by $4.4 million, or $0.01 per diluted share, fourth quarter 2014 net income was $22.1 million, or $0.04 per diluted share, compared with net income of $24.9 million, or $0.82 per diluted share, in the fourth quarter of 2013. Details on special items for the fourth quarter of 2014 are provided later in this press release. In addition, see Appendix 1 for a reconciliation of net income/(loss) to adjusted net income/(loss) and a reconciliation of shipping revenues to TCE revenues, both non-GAAP measures.

“We are very pleased to report adjusted net income of $22.1 million in our first full quarter of financial results since the Company’s reorganization was completed in August 2014,” said Ian T. Blackley, President and CEO. “In the quarter, higher Crude spot rates combined with the continuing strength of the U.S. Flag market had a positive impact on our earnings.”

For the fiscal year ended December 31, 2014, the Company reported TCE revenues of $761.4 million, a decrease of $1.9 million, or 0.3%, from $763.3 million in 2013. Net loss for the fiscal year ended December 31, 2014 was $152.3 million, or $0.65 per diluted share, compared with a net loss of $638.2 million, or $20.94 per diluted share, in 2013. After adjusting for special items that increased net loss by $90.4 million, or $0.39 per diluted share, net loss for the fiscal year ended December 31, 2014 was $61.8 million, or $0.26 per diluted share, compared with net income of $57.0 million, or $1.87 per diluted share, in the fiscal year ended December 31, 2013.

The $5.0 million increase in TCE revenues for the quarter ended December 31, 2014 from the prior-year quarter was due principally to continuing strength in the U.S. Flag markets and strengthening Crude spot market rates. The increase was partially offset by a significant decrease in revenue days of 1,154 days. The decrease in revenue days was due to the redelivery of ten vessels (eight Aframaxes, one Suezmax and one MR) at the expiry of their short-term time charters in 2014, the sale of five vessels (two older VLCCs, one Panamax and two Aframaxes that had been employed in International Flag Lightering operations) and the Company’s exit from the full service International Flag Lightering business.

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•	TCE revenues for the U.S. Flag segment increased by $9.2 million, or 9%, to $111.4 million from $102.2 million in the fourth quarter of 2013. The increase was attributable to the continued strong rate environment in the U.S. Flag market, which allowed time charters on the Company’s Product Carriers and ATBs to be renewed in 2014 at rates in excess of expiring rates. In addition, incremental revenue was earned in 2014 relating to coastwise voyages performed by the ATBs employed in the Delaware Bay Lightering business.

•	TCE revenues for the International Crude Tankers segment decreased by $6.1 million, or 11%, to $51.2 million from $57.3 million in the fourth quarter of 2013. This decrease in TCE revenues reflects a 1,119 day decrease in revenue days, as discussed above. The decrease in revenue days was partially offset by higher average TCE rates earned across all Crude sectors.

•	TCE revenues for the International Product Carriers segment increased by $2.1 million, or 6%, to $36.3 million from $34.2 million in the fourth quarter of 2013. This increase in TCE revenues resulted primarily from the delivery of the Overseas Shenandoah, an LR2, in July 2014.

About OSG

Overseas Shipholding Group, Inc. (NYSE MKT: OSGB) is a publicly traded tanker company providing energy transportation services for crude oil and petroleum products in the U.S. and International Flag markets. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in New York City, NY. More information is available at www.osg.com.

Forward-Looking Statements

This release contains forward looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission, in press releases, or oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements will relate to the Company's prospects, including statements regarding trends in the tanker and articulated tug/barge markets, and including prospects for certain strategic alliances and investments. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Company’s Annual Report for 2014 on Form 10-K and in other reports hereafter filed by the Company with the SEC under the caption “Risk Factors.” The Company assumes no obligation to update or revise any forward looking statements. Forward looking statements and written and oral forward looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statement contained in this paragraph and in other reports hereafter filed by the Company with the SEC.

Contact Information

For more information contact Investor Relations at +1 212.578.1699.

Financial Statements and Appendix I Follow

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Consolidated Statements of Operations

($ in thousands, except per share amounts)	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)
Shipping Revenues:
Pool revenues	$62,357	$37,576	$180,813	$177,068
Time and bareboat charter revenues	105,199	99,917	392,669	370,689
Voyage charter revenues	49,372	135,609	383,952	468,239
Total Shipping Revenues	216,928	273,102	957,434	1,015,996
Operating Expenses:
Voyage expenses	18,007	79,219	196,075	252,668
Vessel expenses	67,389	68,909	268,852	265,146
Charter hire expenses	31,901	44,767	152,016	206,873
Depreciation and amortization [1]	38,365	45,965	151,758	176,276
General and administrative	20,687	28,491	83,716	97,663
Technical management transition costs	741	-	3,427	-
Severance and relocation costs	(1,340)	(244)	17,020	3,097
Goodwill and other intangibles impairment charge	-	16,214	-	16,214
(Gain)/loss on disposal of vessels, including impairments	(6,298)	366,400	(10,532)	365,257
Total Operating Expenses	169,452	649,721	862,332	1,383,194
Income /(Loss) from Vessel Operations	47,476	(376,619)	95,102	(367,198)
Equity in Income of Affiliated Companies	11,911	10,364	41,355	40,894
Operating Income (Loss)	59,387	(366,255)	136,457	(326,304)
Other Income	48	385	426	849
Income/(loss) before Interest Expense, Reorganization Items and Income Taxes	59,435	(365,870)	136,883	(325,455)
Interest Expense	(28,746)	(28)	(232,491)	(350)
Income/(loss) before Reorganization Items and Income Taxes	30,689	(365,898)	(95,608)	(325,805)
Reorganization Items, net	(6,338)	(90,341)	(171,473)	(327,170)
Income/(Loss) before Income Taxes	24,351	(456,239)	(267,081)	(652,975)
Income Tax Benefit	2,179	8,958	114,808	14,745
Net Income/(Loss)	$26,530	$(447,281)	$(152,273)	$(638,230)

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	520,573,197	-	212,507,963	-
Basic and diluted - Class B and Common Stock	7,925,960	30,493,982	21,372,197	30,482,818
Diluted - Class A	520,604,930	-	212,507,963	-

Per Share Amounts:
Basic and diluted net income/(loss) - Class A and Class B	$0.05	-	$(0.65)	-
Basic and diluted net loss - Common Stock	-	$(14.67)	-	$(20.94)

[1]	The quarterly depreciation amounts for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 have been revised from those previously reported in the quarterly reports on Form 10-Q for the respective periods to reflect the correction of an error which resulted in an overstatement of depreciation expense on certain vessels for the periods. The error overstated depreciation expense for each of the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 by $2,133, $2,144 and $2,169, respectively. The Company assessed the materiality of the error and concluded that the impacts were not material to the respective periods. There was no impact on the full fiscal year 2014 amounts, or on periods prior to 2014.

1301 Avenue of the Americas, New York, NY 10019 Tel: +1 212 578 1699 / Fax: +1 212 578 1670 www.osg.com	3

Consolidated Balance Sheets

($ in thousands)	December 31, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$389,226	$601,927
Restricted cash	123,178	-
Voyage receivables	101,513	147,964
Income tax recoverable	55,856	3,952
Other receivables	8,293	16,838
Inventories , prepaid expenses and other current assets	24,290	41,168
Deferred income taxes	5,312	5,464
Total Current Assets	707,668	817,313
Vessels and other property, including construction in progress of $54,644 (2013), less accumulated depreciation	2,213,217	2,359,352
Deferred drydock expenditures, net	62,413	57,248
Total Vessels, Deferred Drydock and Other Property	2,275,630	2,416,600

Investments in affiliated companies	334,863	323,327
Intangible assets, less accumulated amortization	54,817	60,167
Other assets	63,513	27,087
Total Assets	$3,436,491	$3,644,494

LIABILITIES AND EQUITY / (DEFICIT)
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$96,066	$121,582
Income taxes payable	906	256,258
Current installments of long-term debt	12,314	-
Total Current Liabilities	109,286	377,840

Reserve for uncertain tax positions	34,520	26,585
Long-term debt	1,656,353	-
Deferred income taxes	283,277	369,954
Other liabilities	66,968	42,189
Liabilities subject to compromise	-	2,888,173
Total Liabilities	2,150,404	3,704,741
Equity/(Deficit):
Total Equity /(Deficit)	1,286,087	(60,247)
Total Liabilities and Equity /(Deficit)	$3,436,491	3,644,494

1301 Avenue of the Americas, New York, NY 10019 Tel: +1 212 578 1699 / Fax: +1 212 578 1670 www.osg.com	4

Consolidated Statements of Cash Flows

($ in thousands)	Fiscal Year Ended December 31,
	2014	2013
Cash Flows from Operating Activities:
Net loss	$(152,273)	$(638,230)
Items included in net loss not affecting cash flows:
Depreciation and amortization	151,758	176,276
Loss on write-down of vessels and other fixed assets	-	366,439
Goodwill and other intangibles write-down	-	16,214
Amortization of deferred gain on sale and leasebacks	-	42
Amortization of debt discount and other deferred financing costs	3,973	-
Compensation relating to restricted stock and stock option grants	1,009	(131)
Deferred income tax benefit	(82,432)	(7,398)
Undistributed earnings of affiliated companies	(32,534)	(35,826)
Deferred payment obligations on charters-in	3,232	5,446
Reorganization items, non-cash	23,715	261,221
Gain on sublease contracts	-	(896)
Other – net	2,139	2,243
Loss on sale or write-down of securities and investments - net	-	198
Gain on disposal of vessels – net	(10,532)	(1,182)
Payments for drydocking	(37,817)	(22,024)
Bankruptcy and IRS claim payments	(584,369)	-
Changes in other operating assets and liabilities	(13,018)	19,504
Net cash (used in) / provided by operating activities	(727,149)	141,896
Cash Flows from Investing Activities:
Change in restricted cash	(123,178)	-
Proceeds from sale of marketable securities and investments	-	459
Expenditures for vessels	(32,412)	(36,377)
Proceeds from disposal of vessels	78,426	485
Expenditures for other property	(489)	(2,181)
Distributions from affiliated companies	29,722	2,097
Other – net	593	979
Net cash used in investing activities	(47,338)	(34,538)
Cash Flows from Financing Activities:
Issuance of common stock, net of issuance costs	1,510,000	-
Purchases of treasury stock	(162)	(42)
Issuance of debt, net of issuance and deferred financing costs	1,176,664	-
Payments on debt, including adequate protection payments	(2,124,716)	(12,731)
Net cash provided by / (used in) financing activities	561,786	(12,773)
Net (decrease)/increase in cash and cash equivalents	(212,701)	94,585
Cash and cash equivalents at beginning of year	601,927	507,342
Cash and cash equivalents at end of year	$389,226	$601,927

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Fleet Information

As of December 31, 2014, OSG’s owned and operated fleet totaled 81 International Flag and U.S. Flag vessels (63 vessels owned and 18 chartered-in) compared with 89 at December 31, 2013. Those figures include vessels in which the Company has a partial ownership interest through its participation in joint ventures. The Company’s fleet list excludes vessels chartered-in where the charter duration was one year or less at inception.

	Vessels Owned		Vessels Chartered-in		Total at December 31, 2014
Vessel Type	Number	Weighted by Ownership	Number	Weighted by Ownership	Total Vessels	Vessels Weighted by Ownership	Total Dwt
Operating Fleet
FSO	2	1.0	—	—	2	1.0	864,046
VLCC and ULCC	9	9.0	—	—	9	9.0	2,875,798
Aframax	7	7.0	—	—	7	7.0	787,215
Panamax	8	8.0	—	—	8	8.0	557,198
International Flag Crude Tankers	26	25.0	—	—	26	25.0	5,084,257

LR2	1	1.0	—	—	1	1.0	112,792
LR1	4	4.0	—	—	4	4.0	297,681
MR	14	14.0	8	8.0	22	22.0	1,152,502
International Flag Product Carriers	19	19.0	8	8.0	27	27.0	1,562,975

Total Int’l Flag Operating Fleet	45	44.0	8	8.0	53	52.0	6,647,232

Handysize Product Carriers [1]	4	4.0	10	10.0	14	14.0	561,117
Clean ATBs	8	8.0	—	—	8	8.0	226,064
Lightering ATBs	2	2.0	—	—	2	2.0	91,112
Total U.S. Flag Operating Fleet	14	14.0	10	10.0	24	24.0	878,293

LNG Fleet	4	2.0	—	—	4	2.0	864,800 cbm
Total Operating Fleet	63	60.0	18	18.0	81	78.0	7,525,525 and 864,800 cbm

1	Includes two owned shuttle tankers and two owned U.S. Flag Product Carriers that trade internationally.

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Appendix 1 – Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures may provide certain investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

Adjusted Net Income/(Loss) Reconciliation

Reconciliation of income/(loss) as reported in the consolidated statements of operations to adjusted net income/(loss) follow:

	Three Months Ended Dec. 31,		Fiscal year Ended Dec. 31,
($ in thousands)	2014	2013	2014	2013
Reported net income/(loss)	$26,530	$(447,281)	$(152,273)	$(638,230)

Adjustments to remove impact of special items, net of taxes:
Severance and technical management transition costs	1,330	(79)	20,078	2,044
Goodwill & other intangibles impairment charge	—	16,214	—	16,214
(Gain)/loss on disposal of vessels, including impairments	(6,298)	366,400	(10,532)	365,257
Reorganization items, net	558	89,684	136,498	311,728
Release of deferred taxes for undistributed earnings of foreign subsidiaries	—	—	(55,602)	—
Adjusted net income/(loss)	$22,121	$24,938	$(61,832)	$57,013

	Three Months Ended Dec. 31,		Fiscal year Ended Dec. 31,
(per share amounts)	2014	2013	2014	2013
Reported net income/(loss) per diluted share	$0.05	$(14.67)	$(0.65)	$(20.94)

Adjustments to remove impact of special items:
Severance and technical management transition costs	0.00	0.00	0.09	0.07
Goodwill & other intangibles impairment charge	—	0.53	—	0.53
(Gain)/loss on disposal of vessels, including impairments	(0.01)	12.02	(0.05)	11.98
Reorganization items, net	0.00	2.94	0.58	10.23
Release of deferred taxes for undistributed earnings of foreign subsidiaries	—	—	(0.24)	—
Adjusted net income/(loss) per diluted share	$0.04	$0.82	$(0.26)	$1.87

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The Company has included in this press release a non-GAAP performance measure (net income (loss) adjusted for special items). This non-GAAP performance measure does not have any standardized meaning prescribed by GAAP and, therefore, may not be comparable to similar measures presented by other companies.

TCE Reconciliation

Reconciliation of time charter equivalent revenues of the segments to shipping revenues as reported in the consolidated statements of operations follow:

	Three Months Ended Dec. 31,		Fiscal year Ended Dec. 31,
($ in thousands)	2014	2013	2014	2013
Time charter equivalent revenues	$198,921	$193,883	$761,359	$763,328
Add: Voyage Expenses	18,007	79,219	196,075	252,668
Shipping revenues	$216,928	$273,102	$957,434	$1,015,996

Consistent with general practice in the shipping industry, the Company uses time charter equivalent revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. Time charter equivalent revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance.

1301 Avenue of the Americas, New York, NY 10019 Tel: +1 212 578 1699 / Fax: +1 212 578 1670 www.osg.com	8